Exhibit 32.1

CERTIFICATIONS

           I, Martin Tuchman, Chairman and Chief Executive Officer of Interpool, Inc. (the "Company"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

(1)	The report of the Company on Form 10-K for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this Certification this 31st day of March, 2005.

/s/ Martin Tuchman Martin Tuchman Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Director OPrincipal Executive Officer)

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Interpool, Inc. and will be retained by Interpool, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.